SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

July 16, 2005
Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 HANOVER STREET, PALO ALTO, CA		94304
(Address of principal executive offices)		(Zip code)

(650) 857-1501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05	Costs Associated with Exit or Disposal Activities

In connection with its ongoing evaluation of HP’s businesses in order to reduce costs, HP determined on July 16, 2005 to reduce its workforce by 14,500 employees worldwide over the next six quarters. As part of these actions, HP will offer a voluntary early retirement program in the U.S. pursuant to which eligible employees may elect to exit the company by October 15, 2005. In connection with these workforce reductions, HP expects to record restructuring charges of approximately $1.1 billion over the next six quarters, beginning in the fourth quarter of fiscal 2005.

ITEM 8.01	Other Events

On July 19, 2005, HP issued a press release entitled “HP Unveils Targeted Program to Streamline Company, Reduce Costs, Drive Greater Customer Focus” (the “Press Release”), which describes HP’s workforce restructuring program, an enhanced early retirement plan, changes to HP’s retirement programs, and organizational and executive changes. The Press Release, which is filed herewith as Exhibit 99.1, is incorporated herein by reference.

As described in the Press Release, Michael J. Winkler will retire from his position as executive vice president of HP's Customer Solutions Group at the end of July. Mr. Winkler will be placed on an unpaid leave of absence until November 6, 2005, at which time Mr. Winkler will be entitled to exercise vested stock options that he received while employed by Compaq Computer Corporation for the life of the options and will be eligible to participate in a retiree medical program. In connection with his retirement, Mr. Winkler also will be entitled to receive the benefits described in his employment agreement dated October 4, 2004 and standard retirement benefits for similarly-situated employees.

ITEM 9.01	Financial Statements and Exhibits

	(c)	Exhibits

		Exhibit No.	Description
		99.1	Press release entitled “HP Unveils Targeted Program to Streamline Company, Reduce Costs, Drive Greater Customer Focus”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: July 19, 2005	By:	/s/ Charles N. Charnas
	Name:	Charles N. Charnas
	Title:	Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release entitled “HP Unveils Targeted Program to Streamline Company, Reduce Costs, Drive Greater Customer Focus”